UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Offering of 3.875% Convertible Senior Notes due 2021

On June 11, 2014, Colony Financial, Inc. (the “Company”) entered into an Underwriting Agreement (the “Notes Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the underwriters named therein (the “Notes Underwriters”), relating to the issuance and sale of $150,000,000 aggregate principal amount of its 3.875% Convertible Senior Notes due 2021 (the “Notes”) pursuant to a reopening of its existing series of such Notes. Pursuant to the Notes Underwriting Agreement, the Company also granted the Notes Underwriters a 30-day option to purchase up to an additional $22,500,000 aggregate principal amount of Notes to cover over-allotments, which the Notes Underwriters exercised in full on June 13, 2014.

The Company estimates that the net proceeds from the Notes offering, including as a result of the Notes Underwriters exercising their option to purchase additional Notes, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $170.0 million. The Company intends to use approximately $110.0 million of the net proceeds to repay amounts outstanding under its secured revolving credit facility, and to use any remainder of the net proceeds from the Notes offering to acquire its target assets in a manner consistent with its investment strategies and investment guidelines and for working capital and general corporate purposes.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Notes Underwriting Agreement and also agreed to indemnify the Notes Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribute to payments the Notes Underwriters may be required to make in respect of those liabilities.

The Notes were issued pursuant to an Indenture, dated as of April 10, 2013 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of January 28, 2014 (the “Supplemental Indenture”), between the Company and the Trustee. The Notes will bear interest at a rate equal to 3.875% per year, payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2014.

The Notes will mature on January 15, 2021, unless earlier redeemed, repurchased or converted. The Notes are convertible at any time into shares of common stock at the applicable conversion rate, which initially will be equal to 40.2941 shares of common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $24.82 per share of common stock, representing an 11.5% conversion premium (12.9% effective conversion premium based on the actual re-offer price of the Notes) based on the closing price of the Company’s common stock of $22.26 per share on June 11, 2014. The initial conversion rate is subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest.

The Notes are redeemable at the option of the Company at any time on or after January 22, 2019 if the last reported sale price of the Common Stock is at least 130% of the conversion price of the Notes for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Notes have been registered under the Act, pursuant to a shelf registration statement on Form S-3 (File No. 333-187610) previously filed by the Company with the Securities and Exchange Commission under the Act.

The Notes Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates and therefore have an interest in the successful completion of this offering beyond the underwriting discounts and commission they have received in connection with the offering. Affiliates of each of the Notes Underwriters are lenders under our secured revolving credit facility and will receive their pro rata shares of the net proceeds of this offering that are used to repay our secured revolving credit facility.

The foregoing description of the issuance and sale of the Notes does not purport to be complete and is qualified in its entirety by reference to the Notes Underwriting Agreement, which is incorporated by reference hereto as Exhibit 1.1, the Indenture, which is incorporated by reference hereto as Exhibit 4.1 and the Supplemental Indenture (and the Form of Note included therein), which is incorporated by reference hereto as Exhibit 4.2.

Offering of 7.50% Series B Cumulative Redeemable Perpetual Preferred Stock

On June 12, 2014, the Company entered into an Underwriting Agreement (the “Preferred Stock Underwriting Agreement”) with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and UBS Securities LLC, as representatives of the several underwriters named therein (the “Preferred Stock Underwriters”), pursuant to which the Company agreed to offer and sell 3,000,000 shares of its 7.50% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”). The Series B Preferred Stock was offered to the public at a price of $25.00 per share, and was offered to the Preferred Stock Underwriters at a price of $24.2125 per share. Pursuant to the terms of the Preferred Stock Underwriting Agreement, the Company granted the Preferred Stock Underwriters a 30-day option to purchase up to an additional 450,000 shares of Series B Preferred Stock to cover overallotments, which option was exercised in full on June 16, 2014. The Company estimates that the net proceeds from the Series B Preferred Stock offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $83.3 million.

The Company intends to use a portion of the net proceeds from the Series B Preferred Stock offering to repay amounts that may be outstanding in the future under its revolving credit facility and to use any remainder of the net proceeds from the Series B Preferred Stock offering to acquire its target assets in a manner consistent with its investment strategies and investment guidelines and for working capital and general corporate purposes.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Preferred Stock Underwriting Agreement and also agreed to indemnify the Preferred Stock Underwriters against certain liabilities, including liabilities under the Act. The closing of the Preferred Stock offering is subject to customary closing conditions pursuant to the terms of the Preferred Stock Underwriting Agreement.

The Preferred Stock Underwriters and their affiliates have engaged in investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates and may therefore have an interest in the successful completion of this offering beyond the underwriting discounts and commissions they will receive in connection with the offering. Affiliates of Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are lenders under the Company’s revolving credit facility and will receive their pro rata share of the net proceeds of the Preferred Stock offering that are used to repay the revolving credit facility.

A copy of the Preferred Stock Underwriting Agreement is attached to this report as Exhibit 1.2 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 above relating to the incurrence by the Company of $172,500,000 of debt as a result of the issuance of the Notes is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated June 11, 2014, by and among the Company, Colony Financial Manager, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several Underwriters listed therein

1.2	Underwriting Agreement dated June 12, 2014, by and among the Company, Colony Financial Manager, LLC and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and UBS Securities LLC, as representatives of the several Underwriters listed therein

4.1	Indenture, dated as of April 10, 2013, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 10, 2013)

4.2	Second Supplemental Indenture, dated as of January 28, 2014, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 27, 2014)

4.3	Form of 3.875% Convertible Senior Notes due 2021 (included in Exhibit 4.2)

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Notes

5.2	Opinion of Hogan Lovells US LLP regarding the legality of the Series B Preferred Stock

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters

12.1	Computation of Ratios of Earnings to Fixed Charges

12.2	Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.2)

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2014	COLONY FINANCIAL, INC.

	By:	/s/ Ronald M. Sanders
Ronald M. Sanders
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated June 11, 2014, by and among the Company, Colony Financial Manager, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several Underwriters listed therein

1.2	Underwriting Agreement dated June 12, 2014, by and among the Company, Colony Financial Manager, LLC and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and UBS Securities LLC, as representatives of the several Underwriters listed therein

4.1	Indenture, dated as of April 10, 2013, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 10, 2013)

4.2	Second Supplemental Indenture, dated as of January 28, 2014, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 27, 2014)

4.3	Form of 3.875% Convertible Senior Notes due 2021 (included in Exhibit 4.2)

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Notes

5.2	Opinion of Hogan Lovells US LLP regarding the legality of the Series B Preferred Stock

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters

12.1	Computation of Ratios of Earnings to Fixed Charges

12.2	Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.2)

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)